Exhibit 99.1

This Statement on Form 4 is filed by Breeden Capital Management LLC, Breeden Partners (California) LP, Breeden Partners (California) II LP,  Breeden Partners LP, Breeden Partners Holdco Ltd., Breeden Partners (Cayman) Ltd., Breeden Capital Partners LLC and Richard Breeden, all of which are direct or indirect 10% beneficial owners.  The principal business address of each of the Reporting Persons is 100 Northfield Street, Greenwich, Connecticut 06830.

Name of Designated Filer: Breeden Capital Management LLC

Date of Event:   September 11, 2012

Issuer Name and Ticker or Trading Symbol: Zale Corporation (ZLC)

BREEDEN PARTNERS L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
           Managing Member

BREEDEN PARTNERS (CALIFORNIA) L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN PARTNERS (CALIFORNIA) II L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN PARTNERS (NEW YORK) I L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN CAPITAL PARTNERS LLC

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN CAPITAL MANAGEMENT LLC

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

/s/ Richard C. Breeden
            Richard C. Breeden